                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the registrant /X/

Filed by a party other than the Registrant / /

Check the appropriate box:

x  Preliminary proxy statement

/ /  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                             Micro Bio-Medics, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:____________

(2)  Aggregate number of securities to which transaction applies:_______________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)______________________________________________

(4)  Proposed maximum aggregate value of transaction:___________________________

- -----------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:____________________________________________________

(2)  Form, Schedule or Registration Statement No._______________________________

(3)  Filing Party:______________________________________________________________

(4)  Date Filed:________________________________________________________________

                                PRELIMINARY COPY

                             MICRO BIO-MEDICS, INC.
                               846 PELHAM PARKWAY
                          PELHAM MANOR, NEW YORK 10803

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON JUNE 14, 1996 AT 9:30 A.M.


To the Shareholders of Micro Bio-Medics, Inc.

     Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Micro Bio-Medics, Inc., a New York corporation (the "Company" or "MBM"), will be held at the Ramada Hotel at One Ramada Plaza, New Rochelle, New York 10801 on June 14, 1996 at the hour of 9:30 A.M. local time for the following purposes:

     (1)  To elect four Directors of the Company for the coming year;

     (2) To consider and vote upon the ratification, adoption and approval of an amendment to the Company's 1992 Incentive and Non-Statutory Stock Option Plan;

     (3) To consider and vote upon the ratification, adoption and approval of an increase in the authorized number of shares of Common Stock, $.03 par value, to 20,000,000 shares;

     (4) To consider and vote upon the ratification, adoption and approval of the 1996 Directors' Retirement Plan; and

     (5) To transact such other business as may properly come before the Meeting.

     Only shareholders of record at the close of business on April 30, 1996 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                         By Order of the Board of Directors

                         Renee Steinberg, Secretary

May 1, 1996

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

MICRO BIO-MEDICS, INC                                         846 PELHAM PARKWAY
                                                    PELHAM MANOR, NEW YORK 10803
                                                                  (914) 738-8400

                                 PROXY STATEMENT

     This Proxy Statement and the accompanying proxy are furnished by the Board of Directors of the Company in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") referred to in the foregoing notice. It is contemplated that this Proxy Statement, together with the accompanying form of proxy and the Company's Annual Report for the fiscal year ended November 30, 1995 will be mailed together to shareholders on or about May 1, 1996.

     The record date for the determination of shareholders entitled to notice of and to vote at the Meeting is April 30, 1996. On that date there were issued and outstanding, approximately 4,176,000 shares of Common Stock, par value $.03 per share. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, a shareholder shall be entitled to one vote, in person or by proxy, for each share held in his name on the record date. In proposal No. 1, directors will be elected by a plurality of the votes cast at the Meeting. Proposal No. 3 will be decided by a majority of the Company's outstanding shares entitled to vote and Proposal Nos. 2 and 4 and all other proposals that may come before the meeting will be decided by a majority of the votes cast at the Meeting.

     All proxies received pursuant to this solicitation will be voted (unless revoked) at the Annual Meeting of June 14, 1996 or any adjournment thereof in the manner directed by a shareholder and, if no direction is made, will be voted for the election of each of the management nominees for director in Proposal
No. 1 and in favor of Proposal Nos. 2, 3 and 4. If any other matters are properly presented at the meeting for action, which is not presently anticipated, the proxy holders will vote the proxies (which confer authority to such holders to vote on such matters) in accordance with their best judgment. A proxy given by a shareholder may nevertheless be revoked at any time before it is voted by communicating such revocation in writing to the transfer agent, American Stock Transfer & Trust Company, at 40 Wall Street, New York, New York 10005 or by executing and delivering a later-dated proxy. Furthermore, any person who has executed a proxy but is present at the Meeting may vote in person instead of by proxy; thereby canceling any proxy previously given, whether or not written revocation of such proxy has been given.

     As of the date of this Proxy Statement, the Board of Directors knows of no matters other than the foregoing that will be presented at the Meeting. If any other business should properly come before the Meeting, the accompanying form of proxy will be voted in accordance with the judgment of the persons named therein, and discretionary authority to do so is included in the proxies. All expenses in connection with the solicitation of this proxy will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services, may solicit proxies by telephone, telegraph or personal calls. Management does not intend to use specially engaged employees or paid solicitors for such solicitation. Management intends to solicit proxies which are held of record by brokers, dealers, banks, or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold the shares. All solicitation expenses will be borne by the Company.


                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by all persons known by the Company to be beneficial owners of more than 5% of its Common Stock and all executive officers and directors, both individually and as a group. For purposes of calculating the amount of beneficial ownership and the respective percentages, the number of shares of Common Stock which may be acquired by a person within sixty days of March 1, 1996 are considered outstanding, but shall not be deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person.

                                          Amount
                                        and Nature               Approximate
Name and Address of                    of Beneficial               Percent
Beneficial Owner (1)                   Ownership (1)            of Class (2)
- --------------------                   -------------            ------------

Renee Steinberg (3)
20080 Boca West Drive
Apt. 458
Boca Raton, FL 33434                      140,668                      3.4

Bruce J. Haber (4)                        923,834                     18.6

Louis Buther (5)                          181,667                      4.2

Marvin S. Caligor (11)                    106,083                      2.5
Ernest W. Nelson (6)                      121,834                      2.8

Gary Butler (7)                            19,500                      *

K. Deane Reade, Jr.(8)(10)
One Madison Ave. Suite 25A
Box 20
New York, NY 10010                        194,519                      4.5

                                          Amount
                                        and Nature               Approximate
Name and Address of                    of Beneficial               Percent
Beneficial Owner (1)                   Ownership (1)            of Class (2)
- --------------------                   -------------            ------------

Michael Levy (12)                           6,000                      *

Stuart F. Fleischer (13)                   20,000                      *

All executive officers
and directors as a group
(nine persons) (9)                      1,759,105                     31.8

- ---------------
*    Represents less than one percent of the outstanding Common Stock.

 (1) Unless otherwise indicated, all shares are directly owned and investing power is held by the persons named. All addresses, except as otherwise noted, are c/o of Micro Bio-Medics, Inc., 846 Pelham Parkway, Pelham Manor, NY 10803.

 (2) Based upon 4,172,755 shares of Common Stock outstanding on March 1, 1996 after giving effect to the January 18, 1996 acquisition of Stone Medical Supply Corporation through the issuance of 280,696 shares. The foregoing does not include the possible issuance of shares in connection with the exercise or conversion of outstanding warrants, options or debentures.

 (3) May be deemed to be a "founder" or "parent" of MBM for purposes of the Securities Act of 1933, as amended. Includes options to purchase 27,334 shares granted to Renee Steinberg.

 (4) Includes options to purchase 805,000 shares granted to Mr. Haber. A non-executive officer of MBM has agreed for a period of ten years from January 18, 1996, unless such shares are transferred to an unrelated third party, to vote such shares in accordance with the directions of Bruce J. Haber, or if Mr. Haber dies, becomes disabled or is unable to give such directions, then in accordance with the directions of the board of directors of MBM. The amount of shares included in Mr.Haber's beneficial ownership does not include such non-executive officer's shares. If such non-executive officer's shares are deemed beneficially owned by Mr. Haber, then Mr. Haber may be deemed to beneficially own 1,085,286 shares (21.2%).

 (5) Includes options to purchase 165,333 shares granted to Mr. Buther.

 (6) Includes options to purchase 113,666 shares granted to Mr. Nelson.

 (7) Includes options to purchase 13,166 shares granted to Mr. Butler.

 (8) Includes shares owned under certain retirement trusts and profit sharing plans.

 (9) Includes options to purchase 1,356,499 shares granted to officers and directors, 25,000 shares issuable upon exercise of Debentures and 20,021 shares issuable upon exercise of 19,122 Series 1 Warrants. The amount of shares owned by all executive officers and directors as a group does not include 161,452 shares of Common Stock which may be deemed beneficially owned by Bruce Haber as discussed in footnote 4. In the event that such 161,452 shares were deemed beneficially owned by Mr. Haber, then the amount of shares beneficially owned by all executive officers and directors as a group would be 1,925,000 representing 34.0% of MBM's outstanding shares.

(10) Includes options to purchase 128,333 shares. Also includes 7,853 shares issuable upon exercise of 7,500 Series 1 Warrants and 25,000 shares issuable upon conversion of certain Debentures.

(11) Includes options to purchase 74,667 shares granted to Mr. Caligor and 12,168 shares issuable upon exercise of 11,622 Series 1 Warrants.

(12) Includes options to purchase 6,000 shares granted to Mr. Levy.

(13) Includes options to purchase 20,000 shares granted to Mr. Fleischer.

     The Company does not know of any arrangement or pledge of its securities by persons now considered in control of the Company that might result in a change of control of the Company.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

                 MANAGEMENT RECOMMENDS THAT YOU VOTE IN FAVOR OF
                  THE NOMINEES NAMED TO THE BOARD OF DIRECTORS.

                         DIRECTORS WILL BE ELECTED BY A
                   PLURALITY OF THE VOTES CAST AT THE MEETING.

     Four directors are to be elected at the meeting for terms of one year each and until their successors shall be elected and qualified. It is intended that votes will be cast pursuant to such proxy for the election of the four persons whose names are first set forth below unless authority to vote for one or more of the nominees is withheld by the enclosed proxy, in which case it is intended that votes will be cast for those nominees, if any, with respect to whom authority has not been withheld. All of the nominees are now members of the Board of Directors and were re-elected as directors by the shareholders at the Company's last Annual Meeting which was held on June 23, 1995. In the event that any of the nominees should become unable or unwilling to serve as a director, a contingency which the management has no reason to expect, it is intended that the proxy be voted, unless authority is withheld, for the election of such person, if any, as shall be designated by the Board of Directors. The following table sets forth information concerning each director of the Company, each of which has been nominated to continue as a director of the Company.

                               Term      First
                                of       Became     Principal
Name                   Age    Office     Director   Occupation
- ----                   ---    ------     --------   ----------

Bruce J. Haber          43      (1)        1981     President of the Company

Marvin S. Caligor       65      (1)        1982     Consultant

Renee Steinberg         73      (1)        1971     Secretary of the Company

K. Deane Reade Jr.      54      (1)        1987     Managing Director of John
                                                    Hancock Capital Growth
                                                    Management,Inc.

- ---------------
(1) Directors are elected at the annual meeting of shareholders and hold office until the following annual meeting.

     Bruce J. Haber is serving as President and a Director of the Company.
Mr. Haber was elected to the position of President in December, 1983; has served as a Director of the Company since September, 1981; and, since that date, until his election as President of the Company, served as Executive Vice-President of the Company. Prior to his affiliation with the Company, Mr. Haber served from 1977 to August, 1981 as a Vice-President of Commercial Credit Business Services, Inc., New York. Mr. Haber holds a Bachelor of Science degree from the City College of New York and a Master of Business Administration from Baruch College in New York. Mr. Haber is a full-time employee of the Company.

     Marvin S. Caligor, a Director of the Company since March 1, 1982, when Caligor Physicians and Hospital Supply division of Health-Chem Corporation was acquired by the Company. Mr. Caligor also served as Senior Vice-President of the Company from March, 1982 until December, 1987. Since December, 1987, Mr. Caligor has been employed by the Company as a consultant on a part-time basis. From 1969 until its acquisition by the Company, Mr. Caligor was President of the division and an officer and director of Health-Chem Corporation. Mr. Caligor is a licensed pharmacist and holds a Bachelor of Science in Pharmacy from Columbia University.

     Renee Steinberg has served as Secretary and a Director of the Company for more than the past 5 years and has not been associated with any firm other than the Company and its subsidiaries during such period. Mrs. Steinberg received a Bachelor of Science degree from Cornell University and is a founder of the Company.

     K. Deane Reade, Jr. has been a Director of MBM since July, 1987. Mr. Reade is Managing Director of John Hancock Capital Growth Management, Inc. and a General Partner of Gramercy Hills Partners, L.P. In addition, Mr. Reade is a director of Bangert, Dawes, Reade, Davis & Thom, Inc., a private investment banking firm with offices in New York and San Francisco. As a founder of Bangert, Dawes, Reade, Davis & Thom, Inc., he served as president since its establishment in 1975. Mr. Reade is a graduate of Rutgers University. He is a director of American/Elgen, Inc. (Irvington, New Jersey); Myers Industries, Inc. (Lincoln, Illinois); Wundies Industries Inc. (New York, New York), Zimpro Environmental, Inc. (Rothchild, Wisconsin), U. S. Souvenir, Inc. (Honolulu, Hawaii) and Trail Blazers Camps, Inc. (New York, N.Y.) a 100 year old social service organization with a year round educational program for disadvantaged children from the Metropolitan New York - New Jersey area.

     Six meetings of the Board of Directors were held during fiscal 1995 and action was taken by unanimous consent on one occasion. Each meeting was attended by all directors. In October, 1987, the Company established an Executive Compensation Committee with Renee Steinberg as Chairman and Bruce Haber and K. Deane Reade as members and an Audit Committee with K. Deane Reade as Chairman and Bruce Haber and Marvin Caligor as members.

     The Compensation Committee has the power to review compensation of the Company's executive officers, including salaries, the granting of stock options and other forms of compensation for executive officers whose salaries are within the purview of the Board of Directors. In some cases, the Compensation Committee may make recommendations to the entire Board of Directors for its approval or, itself exercise the powers and authority of the Board of Directors to designate compensation. During fiscal 1995, this committee held three meetings by unanimous consent.

     The Audit Committee has the power to (i) select the independent certified public accountant, (ii) satisfy itself on behalf of the Board that the external and internal auditing procedures assure reliable and informative accounting and financial reporting, (iii) have meetings with management, or with the auditors, or with both management and auditors, to review the scope of the auditor's examination, audit reports and the Corporation's internal auditing procedures and reviews, (iv) monitor policies established to prohibit unethical, questionable, or illegal activities by those associated with the Corporation; and (v) review the compensation paid to the auditors through annual audit and non-audit fees and the effect on the independence on the auditors in relation thereto, and it may exercise the powers and authority of the Board of Directors to implement changes in connection with the foregoing or, at its option, may make recommendations to the entire Board of Directors for its approval. During fiscal 1995, the audit committee held one meeting.

     The Company's last annual meeting of shareholders was held on June
23, 1995. Of the shares of Common Stock eligible to vote at such meeting, 3,423,173 shares were present in person or by proxy. At such meeting, Bruce J. Haber, Marvin Caligor, K. Deane Reade Jr. and Renee Steinberg were elected directors. The report of the inspectors of election was as follows:

                                       For               Against
                                    ---------            -------
     Bruce J. Haber                 3,404,671            18,502
     Marvin S. Caligor              3,404,637            18,536
     Renee Steinberg                3,405,455            17,718
     K. Deane Reade, Jr.            3,405,505            17,668

     The following table sets forth information concerning each executive officer of the Company. The officers of the Company serve at the pleasure of the Board of Directors and until their successors are chosen and qualify.

Name                       Age     Position with Company
- ----                       ---     ---------------------
Bruce J. Haber              43     President
Louis Buther                42     Vice-President
Ernest W. Nelson            41     Vice-President
Michael J. Levy             58     Vice-President
Stuart Fleischer            43     Vice President of Finance and Principal
                                   Financial and Accounting Officer
Gary L. Butler              53     Treasurer
Renee Steinberg             73     Secretary

     During fiscal 1995, Michael Levy and Gary Butler each filed a Form 4 late on one occasion.

     The following table provides a summary compensation table with respect to the compensation of MBM's Chief Executive Officer (CEO) and the executive officers other than the CEO who are serving as executive officers at the end of fiscal 1995 whose total annual salary and bonus, if any, exceeded $100,000.


                                                     SUMMARY COMPENSATION TABLE


- ------------------------------------------------------------------------------------------------------------------------------
                                                                                     Long Term Compensation
                                                                          ----------------------------------------
                                         Annual Compensation                          Awards             Payouts
- ------------------------------------------------------------------------------------------------------------------
  (a)                  (b)        (c)            (d)          (e)              (f)             (g)         (h)         (i)

                                                             Other                                                     All
 Name                                                       Annual          Restricted                                Other
 and                                                        Compen-          Stock                         LTIP      Compen-
Principal                                                    sation          Award(s)       Number of    Payouts      sation
Position              Year     Salary ($)      Bonus ($)      ($)              ($)           Options       ($)          ($)
                                                                               (1)                                      (2)
- ------------------------------------------------------------------------------------------------------------------------------

Bruce J. Haber        1995      222,577         144,131        -0-             -0-           70,000         -0-        40,431
     CEO,             1994      209,385         199,097        -0-             -0-           70,000         -0-        40,848
                      1993      191,846         154,594        -0-             -0-           35,000         -0-        25,799
- ------------------------------------------------------------------------------------------------------------------------------
Louis Buther          1995      115,885          50,874        -0-             -0-           17,500         -0-         1,150
Vice President        1994      114,058          89,365        -0-             -0-           17,500         -0-         1,766
                      1993      107,363          62,603        -0-             -0-           15,000         -0-         1,581
- ------------------------------------------------------------------------------------------------------------------------------
Ernest Nelson         1995       85,654          40,890        -0-             -0-           15,000         -0-         1,217
Vice President        1994       85,346          46,445        -0-             -0-           10,000         -0-         1,228
                      1993       82,056          39,000        -0-             -0-           15,000         -0-         1,340
- ------------------------------------------------------------------------------------------------------------------------------


(1) The restricted stock awards are based upon the dollar value of restricted stock, calculated by multiplying the closing market price of the Registrant's unrestricted stock on the date of grant by the number of shares awarded on that date.

(2) Includes contributions to MBM's 401(K) Plan and in the case of Bruce Haber, all other compensation includes insurance premiums paid for a whole life policy which Mr. Haber is allowed to designate the beneficiary and directors fees.

During the past three fiscal years, MBM has not granted stock appreciation rights. In addition, MBM does not have a defined benefit or actuarial plan. See Section 401(k) or deferred retirement plan regarding the cash or deferred retirement plan pursuant to Section 401(k) of the Code. Directors currently receive $16,000 annual compensation for their services as directors, $4,000 for services on each Audit and Compensation Committee and are eligible to receive stock options.

                               OPTION GRANTS TABLE

     The information provided in the table below provides information with respect to individual grants of stock options during fiscal 1995 of each of the executive officers named in the summary compensation table above. MBM did not grant any stock appreciation rights during 1995.


                                                  OPTION GRANTS IN LAST FISCAL YEAR

- ------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Potential
                                                                                                        Realizable Value at
                                                                                                           Assumed Annual
                                        Individual Grants                                              Rates of Stock Price
                                                                                                            Appreciation
                                                                                                        for Option Term (2)
- ------------------------------------------------------------------------------------------------------------------------------
            (a)                    (b)               (c)               (d)              (e)             (f)             (g)

                                                      % of
                                                    Total
                                                   Options/
                                                  Granted to
                                 Options          Employees         Exercise          Expira-
                                 Granted          in Fiscal           Price             tion
           Name                   (#)(3)           Year (1)          ($/Sh)             Date           5% ($)         10% ($)
- ------------------------------------------------------------------------------------------------------------------------------

Bruce Haber                      70,000              34.7            9.625            2/28/05         423,850       1,052,730
- ------------------------------------------------------------------------------------------------------------------------------
Louis Buther                     17,500               8.7            9.625            2/28/05         105,963         263,183
- ------------------------------------------------------------------------------------------------------------------------------
Ernest Nelson                    15,000               7.4            9.625            2/28/05          90,825         225,585
- ------------------------------------------------------------------------------------------------------------------------------


N/A - Not Applicable.

(1) The percentage of total options granted to employees in fiscal year is based upon options granted to officers, directors and employees.
(2) The potential realizable value of each grant of options assumes that the market price of MBM's Common Stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10%, respectively, and after subtracting the exercise price from the potential realizable value.
(3)  All options are exercisable at any time until the expiration date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES

     The information provided in the table below provides information with respect to each exercise of stock option during fiscal 1995 by each of the executive officers named in the summary compensation table and the fiscal year end value of unexercised options.

- --------------------------------------------------------------------------------
      (a)            (b)        (c)            (d)                 (e)


                                                               Value of
                                           Number of          Unexercised
                                          Unexercised        In-the-Money
                                         Options at             Options
                  Shares      Value        FY-End (#)        at Fy-End($)
                 Acquired   Realized      Exercisable/       Exercisable/
     Name           on        ($)(1)     Unexercisable     Unexercisable(1)
                 Exercise
                    (#)
- --------------------------------------------------------------------------------

Bruce Haber          -0-        -0-       733,333/1,667     5,726,580/17,920
- --------------------------------------------------------------------------------
Louis Buther         -0-        -0-        150,333/-0-      1,111,323/-0-
- --------------------------------------------------------------------------------
Ernest Nelson        -0-        -0-        103,666/-0-        754,115/-0-
- --------------------------------------------------------------------------------

- ---------------
(1) The aggregate dollar values in column (c) and (e) are calculated by determining the difference between the fair market value of the Common Stock underlying the options and the exercise price of the options at exercise or fiscal year end, respectively. In calculating the dollar value realized upon exercise, the value of any payment of the exercise price is not included.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three board members, namely, Bruce J. Haber, the Company's the Chief Executive Officer ("CEO"), Renee Steinberg, the Company's Secretary, and K. Deane Reade, Jr. This Committee is responsible for reviewing, determining and recommending to the Board the annual salary, bonuses, stock option grants, stock awards and other compensation of the executive officers of the Company.

     The report describes the policies and rationales of the Committee in establishing the principal components of executive compensation in 1995. The Committee's review and determination of executive compensation includes consideration of the following factors: (a) compensation surveys of similar size companies, (b) past and future performance contributions of each executive officer, (c) the performance of the Company, both separately and relative to similar size companies, (d) historical compensation levels and (e) recommendations of independent board members with respect to compensation competitiveness.

     Under the direction of the Committee, the Company has developed a compensation strategy designed to compensate its executives on a competitive basis relative to performance and comparable to other companies of similar size. The program is intended to (a) reward executives for long-term strategic management and the enhancement of shareholder value, (b) facilitate the Company's short- and long-term planning process and (c) attract and retain key executives critical to the long-term success of the Company.

     Compensation for each of the Named Executives consists of a fixed base salary and variable components, including both short- and long-term incentive compensation in the form of bonuses, stock option grants and stock awards. An annual salary and performance incentive plan for each of the Company's executive officers, other than the CEO, based on the above-described considerations and the Company's compensation strategy, has been developed and prepared under the direction of the CEO and approved by the Committee. Subject to the CEO's contractual rights in his employment contract, the Committee reviews and fixes the CEO's compensation based on similar data as well as an assessment of his past and future contributions in leading the Company toward its objectives.

     Based on the Company's profitable operations over the past nine years, the Committee believes that the Company's executive management is dedicated to its corporate objectives of achieving significant improvements in long-term financial and operating performance. The executive compensation program outlined below is designed to implement this strategy by rewarding management for achieving these objectives.

     BASE SALARY. The Company's base salary is designed to recognize the sustained and cumulative effect on long-term results that its executives have demonstrated. The base salary is a remuneration for services provided and is fixed at levels which are competitive with amounts paid to executives at comparable companies.

     SHORT-TERM INCENTIVES. Short-term incentives in the form of annual bonuses are paid to each of the Executives named in the summary compensation table to recognize performance that is related to the achievement of key financial and operating objectives that have been established for a fiscal year. Since short-term incentives should generally reflect one year contributions, the size of the payments may vary considerably from year to year, depending on performance. At the beginning of each year, performance goals for the purposes of determining annual incentive compensation are established in each of the Company's divisions as well as in certain staff departments. These goals are objective, measurable and controllable by the responsible executive.

     LONG-TERM INCENTIVES. The Committee recognizes that long-term incentive compensation is a substantial component of the total pay package linking executive pay and corporate performance. At the Company, long-term incentive compensation in the form of equity based compensation is intended to link the interests of its executives with the interests of the Company's shareholders. The payment of stock option grants and stock grant awards are designed to be issued to executives when the Company has provided the shareholders with an acceptable return on their investment over a prolonged period of time.

     CHIEF EXECUTIVE OFFICER'S 1995 COMPENSATION. As more specifically set forth in the Summary of Compensation table, Mr. Haber earned during fiscal 1995, an annual salary of $222,577 (computed at the rate of $225,000 per annum) and an annual bonus of $144,131 equal to 7% of the Company's income before deducting taxes and the amount of his bonus in accordance with his employment contract.
In addition, Mr. Haber received options to purchase 70,000 shares of the Company's Common Stock at the then current fair market value at the time of grant.

     In determining Mr. Haber's 1995 compensation, the Committee considered the factors applied to the compensation of all executive officers as discussed above. The Committee decided that, based on these criteria, the Company's performance was successful. The Committee decided that Mr. Haber's total 1995 compensation package reflects the Company's overall performance based on the creation of shareholder value, cash flow, and net income and that his annual bonus which was based upon the terms of his employment contract, compares to that paid to CEO's of similar sized companies.

     The foregoing report has been approved by all members of the Committee.

               Renee Steinberg, Chairperson
               K. Deane Reade, Jr.
               Bruce J. Haber

COMPARATIVE PERFORMANCE BY THE COMPANY

     The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total shareholder return on its Common Stock with the cumulative shareholder return of (1) a broad equity market index, and (2) a published industry index or peer group for the past five years. Such chart compares the performance of the Company's Common Stock with (1) the NASDAQ Stock Market Index and (2) a group of public companies each of whom are listed in the peer group machinery, equipment and supplies and assumes an investment of $100 on December 1, 1990 in each of the Company's Common Stock, the stock comprising the NASDAQ Stock Market index and the stocks of the machinery, equipment and supplies.

[Logo]        The University of Chicago Graduate School of Business
                              1101 East 58th Street
                            Chicago, Illinois  60637
                                 (312) 702-7467


                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                              Performance Graph for
                             Micro Bio-Medics, Inc.

PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES
Produced on 01/26/96 including data to 11/30/96


[Line Graph]


                                                               LEGEND

Symbol      CRSP Total Returns Index for:                          11/30/90  11/29/91  11/30/92  11/30/93  11/30/94  11/30/95
- ------      -----------------------------                          --------  -------   --------  --------  --------  --------

______  / / Micro Bio-Medics, Inc.                                    100.0     163.9     294.4     555.6     422.2     577.8

  __    *   Nasdaq Stock Market (US Companies)                        100.0     149.3     188.0     217.7     218.2     310.7

- ------  /\  NASDAQ Stocks (SIC 5080-5089 US + Foreign)                100.0     151.1     170.8     247.4     202.5     208.8
            Machinery, Equipment, and Supplies

Notes:
     A.   The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B.   The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C.   If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D.   The index level for all series was set to $100.0 on 11/30/90.


EMPLOYMENT AND CONSULTING AGREEMENTS

     As of April 1, 1995, MBM has a five year Employment Agreement with Bruce J. Haber subject to an automatic one year extension on April 1st of each year commencing April 1, 1996, unless either party elects not to extend the contract after giving the other party at least 180 days prior written notice. Pursuant to this agreement, Mr. Haber has agreed to devote his full time and efforts to the business of MBM and to serve as MBM's President and Chief Executive Officer. Mr. Haber is currently receiving a base salary of $240,750 per annum which compensation is increased annually by at least $5,000 per annum until the termination of the agreement, subject to additional increases at the discretion of the Board of Directors. Mr. Haber is also entitled to be paid each year an annual bonus for the most recently completed fiscal year equal to no less than 7% of MBM's income before income taxes and Mr. Haber's bonus. Mr. Haber received a whole-life policy covering his life, presently in the sum of
$2,000,000 and the use of a Company motor vehicle.   In the event Mr. Haber's
employment agreement is terminated for any reason other than his willful misconduct, then Mr. Haber shall be entitled, as liquidated damages, to an amount of money equal to the greater of $2,000,000 or the sum of five years compensation. In the event there is a dispute as to the amount of liquidated damages payable to Mr. Haber, then on the termination date MBM shall be required to pay into an interest bearing escrow account, the sum of $4,000,000 less the amount of liquidated damages paid to Mr. Haber which is not in dispute. Mr. Haber will continue to receive his full compensation during the continuation of any dispute.

     If there is a substantial change in the management of MBM, wherein any Board of Directors that may be elected becomes opposed to, or acts contrary to, the policy of the Board of Directors now in control of MBM and, as a result thereof, Mr. Haber, in his sole discretion, finds it difficult for him to work harmoniously and effectively with any such Board of Directors of MBM, or the Board of Directors of MBM shall determine that Mr. Haber shall not be the President and Chief Executive Officer of MBM, or Mr. Haber shall not be elected as a member of the Board of Directors of MBM, then, in any of such events, Mr. Haber shall have the absolute right and option to resign upon giving MBM 60 days written notice of his intention to do so. Upon such resignation, Mr. Haber shall be entitled to the liquidated damages and expenses as set forth above in consideration of Mr. Haber's agreement not to compete with MBM for a period of one year following his resignation. Pursuant to Mr. Haber's employment agreement, MBM is obligated to provide to Mr. Haber indemnification for any claim or lawsuit which may be asserted against him when acting in his capacity as an officer and director of MBM provided said indemnification is not in violation of any federal or state law, rule or regulations.

     On January 1, 1988, Mr. Caligor commenced serving MBM as a part-time consultant at an annual cash compensation of $100,000. Mr. Caligor's consulting contract which originally provided for a termination date of December 31, 1990 was extended by MBM's Board of Directors and currently terminates on December 31, 1996.

STOCK OPTION PLANS

     An Incentive Stock Option Plan (the "1982 Incentive Plan") was adopted by the Board of Directors and stockholders on February 24, 1982 and terminated on February 24, 1992 as to the granting of new options. The 1982 Plan, provided that an aggregate of 166,666 shares of MBM's Common Stock were issuable, subject to adjustment in the event of changes in the capital structure of MBM.
Employees of MBM were eligible for selection as participants. During fiscal 1995, 1994 and 1993, 11,300 shares, 12,666 shares and 15,333 shares, respectively, of MBM's Common Stock were issued at exercise prices ranging from $2.25 per share to $4.00 per share. As of February 29, 1996, MBM has 90,367 options outstanding under the 1982 Plan at exercise prices ranging from $2.25 per share to $4.00 per share.

     On April 14, 1989, the Board of Directors adopted and the shareholders later approved a 1989 Non-qualified Stock Option Plan, (the "1989 Plan"), in order to attract and retain qualified employees, officers and directors. Under the 1989 Plan, options to purchase a maximum of 416,666 shares of Common Stock may be granted to employees, officers and directors of MBM. If any options granted under the 1989 Plan expire or terminate for any reason without having been exercised in full, the unpurchased shares shall become available for further options pursuant to the 1989 Plan. The 1989 Plan also provides that no options may be granted after April 13, 1999. The 1989 Plan is administered by the Board of Directors of MBM or by a Stock Option Committee appointed by the Board which consists of not less than three directors. The maximum term of any option under the Plan is ten years. The Board of Directors or Committee appointed by the Board determines which employee, officer or director shall have options under the 1989 Plan, the number of shares of Common Stock that may be purchased under each option, the option price and all other provisions of the respective option agreements (which need not be identical), including but not limited to provisions concerning the time or times when, and the extent to which, the options may be exercised and any limitations upon the transferability of such shares. Each option granted under the 1989 Plan is non-transferable, may be exercised only if the participant has been continuously a director, consultant or employee of MBM. However, in the case of death, the lawful heirs and/or beneficiaries of a deceased optionee may exercise such options for a period of six months after the optionee's death. As of November 30, 1995, MBM had outstanding options under the 1989 Plan to purchase an aggregate of 400,567 shares of MBM's Common Stock at exercise prices from $2.25 per share to $4.00 per share to various officers and members of the Board of Directors. As of November 30, 1995, substantially all of these options are exercisable. During
fiscal 1995, 1994 and 1993,   4,333 shares, 4,000 shares and 4,333 shares,
respectively, of MBM's Common Stock were issued at exercise prices ranging from $2.25 to $4.00 per share.

     On January 28, 1992, the Board of Directors of MBM adopted a Stock Option Plan (the "1992 Plan") which was approved by stockholders on September 17, 1992. For a description of the 1992 Plan, see Proposal No. 2. As of February 29, 1996, MBM has under the 1992 Plan Incentive and Non-Statutory Stock Options outstanding to purchase 1,133,700 shares of MBM's Common Stock at exercise prices ranging from $4.00 per share to $12.25 per share. During fiscal 1995, 22,800 shares of MBM's Common Stock were issued at exercise prices ranging from $4.00 to $6.75 per share.

SECTION 401(k) OR DEFERRED RETIREMENT PLAN

     Effective December 1, 1985, MBM initiated a cash or deferred retirement plan pursuant to Section 401(k) of the Code (the "Plan"). All employees are eligible to enroll and to receive benefits under the Plan, beginning February 1, 1986, the commencement date of the plan. Employees can elect to contribute up to 20% of their compensation to the Plan and MBM will make matching contributions in an amount equal to 20% of the amount of the Participant's contribution that is not in excess of 5% of compensation. A Participant shall at all times have a one hundred (100%) percent vested interest in his contribution Account. Any distributions to be made under the Plan to a Participant will begin not later than the 60th day after the latest of the close of the Plan year in which (a) the Participant attains his normal retirement age (i.e. 59-1/2), or (b) the date the Participant terminates his employment with MBM, or (c) such later date pursuant to his written election. Prior to retirement, Plan savings may be payable upon an employee's death (payable to his or her designated beneficiary), disability (as defined in the Plan) or termination by MBM. Plan savings are payable, at the Plan Administrator's option, in either one lump sum or in installments. The Participant may be consulted prior to making such determination. For the fiscal years ended November 30, 1995, 1994 and 1993, MBM's matching contributions amounted to $62,200, $29,985 and $24,687, respectively.

CERTAIN TRANSACTIONS.

     On March 31, 1993, MBM issued 72,376 shares, later adjusted to 71,229 shares, as part of the consideration to acquire Harrisburg Surgical Supply Incorporated from an unaffiliated third party. Mr. Haber had the right to vote these shares until the transfer of these shares to an unrelated third party which took place on March 31, 1995.

     In November 1993, MBM completed the sale in a private placement offering of $3,000,000 of its 7% Convertible Subordinated Debentures Due October 30, 2003.
K. Deane Reade, Jr. purchased $130,000 of the Debentures and may be deemed to have a beneficial ownership in an additional $70,000 purchased in the private placement.

     On January 18, 1996, MBM issued 280,696 shares in connection with its acquisition of Stone Medical Supply Corporation, 161,452 shares of which are owned by Andrew Stone. Mr. Stone has agreed for a period of ten years from January 18, 1996 to vote his MBM shares in accordance with directions of Bruce J. Haber or if Mr. Haber dies, becomes disabled or unable to give directions, then in accordance with directions of the MBM Board of Directors, until such time as such shares are transferred to an unrelated third party.


                                 PROPOSAL NO. 2
               PROPOSAL TO RATIFY, ADOPT AND APPROVE AN AMENDMENT
            TO THE 1992 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

                  MANAGEMENT RECOMMENDS THAT YOU VOTE IN FAVOR
                OF THE RATIFICATION, ADOPTION AND APPROVAL OF AN
                       AMENDMENT TO THE 1992 INCENTIVE AND
                        NON-STATUTORY STOCK OPTION PLAN.

                THIS PROPOSITION WILL BE DECIDED BY A MAJORITY OF
                THE VOTES CAST AT THE MEETING OF STOCKHOLDERS BY
                 THE HOLDERS OF SHARES ENTITLED TO VOTE THEREON.

     The information which follows contains a description of the 1992 Plan followed by a discussion of the proposed amendments to the 1992 Plan as approved by the Board of Directors.

GENERAL

     The 1992 Incentive and Non-Statutory Stock Option Plan, (the "1992 Plan"), was approved by the Board of Directors on January 28, 1992 and by the Company's stockholders on September 17, 1992. The 1992 Plan currently covers 1,350,000 shares of Common Stock, subject to adjustment of shares under the anti-dilution provisions of the 1992 Plan. The Board of Directors has approved an increase in the number of shares which may be made the subject of Options under the 1992 Plan to 1,850,000 shares. The 1992 Plan authorizes the issuance of the options covered thereby as either "Incentive Stock Options" within the meaning of the Internal Revenue Code of 1986, as amended, or as "Non-Statutory Stock Options." Persons eligible to receive options under the 1992 Plan include employees, directors, officers, consultants or advisors, provided that bona fide services shall be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital raising transaction; however, only employees are eligible to receive an Incentive Option. The 1992 Plan also provides that no options may be granted after January 27, 2002. The 1992 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 as amended ("ERISA").

ELIGIBILITY AND PARTICIPATION

     Incentive Stock Options Under this Plan may be granted under this Plan only to officers (who are employees) and to other key employees of (a) the Company and (b) "subsidiaries" of the Company. A director of the Company or any subsidiaries may receive an Incentive Stock Option under this Plan if such person is otherwise an employee of the Company and/or any subsidiaries. An employee, director or officer of the Company (or any subsidiaries), may receive a Non-Statutory Stock Option. In addition, consultants and advisors who the Board determines are providing bona fide services to the Company or any subsidiaries, whether or not otherwise compensated, may receive a Non-Statutory Stock Option so long as the Plan would continue to qualify as an Employee Benefit Plan under the Securities Act of 1934, as amended. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Board may take into account the nature of the services rendered by, and the responsibilities borne by, such respective persons, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant. Under the 1992 Plan, the aggregate fair market value (determined at the time the option is granted) of the Optioned Stock for which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all such Plans of the individual's Employer Corporation and its parent and subsidiary corporation) shall not exceed $100,000. More than one option may be granted to any optionee. Subject to the number of shares covered by the Plan, no further restrictions are placed on the Board of Directors in determining eligibility or participation for granting options or the amount of options which may be granted to, any director or executive officer, any other officer, and any employee. The Company and its subsidiaries, employ approximately 310 persons as of March 1996, each of whom are eligible to participate in the 1992 Plan at the discretion of the Board of Directors.

     The table provided below contains information on the benefits provided to certain persons and groups of persons under the 1992 Plan. As of March 1, 1996, the Company has granted options to purchase 1,133,700 shares at exercise prices ranging from $4.00 to $12.25 per share. Except as provided in the table below, no other benefits under the 1992 Plan are determinable at the present time.

                                  PLAN BENEFITS

                                                                   Number
                                           Net                       of
Name and                               Realizable                  Shares
Position                                Value (1)                Unexercised
- --------------------------------------------------------------------------------

Bruce Haber                             $3,352,500                  498,000
- --------------------------------------------------------------------------------
Louis Buther                            $  724,600                  110,000
- --------------------------------------------------------------------------------
Ernest Nelson                           $  472,500                   75,000
- --------------------------------------------------------------------------------
Board Nominees as a Group
(four persons)                          $4,092,688                  623,000
- --------------------------------------------------------------------------------
All Executive
Officers as a
group (six
persons)                                $4,681,100                  716,500
- --------------------------------------------------------------------------------
All Non-Executive directors
as a group (three
persons)                                $  740,188                  125,000
- --------------------------------------------------------------------------------
Non-Executive Officer
Employee Group                          $1,641,776                  292,200
- --------------------------------------------------------------------------------

- ---------------
(1) Based on the fair market value (approximately $14.00 per share) of the Company's Common Stock on March 1, 1996 less the applicable exercise price.

ADMINISTRATION

     The 1992 Plan is administered by the Company's Board of Directors or a stock option committee consisting of three members of the Board which has the authority to determine the persons to whom options shall be granted, whether any particular option shall be an Incentive Option or a Non-Statutory Option, the number of shares to be covered by each option, the time or times at which options will be granted or may be exercised and the other terms and provisions of the Options.

     The Board's determination on all matters shall be conclusive and binding on the Company and on all Optionees and their legal representatives. Since the administration of the 1992 Plan is delegated to a Committee consisting of three directors including Bruce J. Haber, K. Deane Reade Jr. and Renee Steinberg, the Committee has the powers to administer the Plan theretofore possessed by the Board. The Committee's powers are subject, however, to such resolutions as may from time to time be adopted by the Board in exercise of the Board's final power to determine questions of policy and expediency which arise in connection with the Plan. The Board at any time by resolution may abolish the committee, revest the administration of the Plan in the Board or grant options during the existence of the Committee.

TERM OF PLAN

     The Board of Directors may terminate the 1992 Plan at any time. Termination of the Plan will not affect rights and obligations theretofore granted and then in effect. No options may be granted later than January 27, 2002.

OPTION PRICE AND DURATION OF OPTION

     The 1992 Plan also provides that: (i) the exercise price of options granted thereunder is not less than 100% (or in the case of an Incentive Option, 110% if the optionee owns 10% or more of the outstanding voting securities of the Company) of the fair market value of such shares on the date of grant, as determined by the Board or Committee, and (ii) no option by its terms may be exercised more than ten years (five years in the case of an Incentive Option, where the optionee owns 10% or more of the outstanding voting securities of the Company) after the date of grant. Any options which are canceled or not exercised within the option period become available for future grants.

EXERCISE OF OPTIONS

     An Option granted under the Plan shall be exercisable at such time or times, whether or not in installments, as the Board shall prescribe at the time the Option is granted. An Option which has become exercisable may be exercised in accordance with its terms as to any or all full shares purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares which have become so purchasable are less than 100 shares. Except as stated below, an Incentive Stock Option may not be exercised at any time unless the holder thereof is then an employee of the Company or any subsidiaries and shall have been continuously employed by the Company or any subsidiaries since the date of grant. In the case of Optionee's death, the lawful heirs or beneficiaries of a deceased Optionee may exercise Incentive Stock Options for a maximum period of six months after the Optionee's death, so long as the Option has otherwise not expired.

     In the event of termination of employment of a person to whom an Incentive Stock Option has been granted under the Plan by reason of the disability of such person, the optionee may exercise his Incentive Stock Option at any time within one year after such termination of employment but in no event after the day in which the Incentive Stock Option would otherwise terminate, to the extent of the number of shares covered by his Incentive Stock Option which were purchasable by him at the date of the termination of employment.

     In the case of Non-Statutory Stock Options, the disability or death of optionee shall not terminate the options granted to an officer, director or employee so long as such officer, director or employee was continuously performing services for the Company up to the date of his disability or death, as the case may be.

PAYMENT OF EXERCISE PRICE

     Except as described below, the purchase price of the shares shall be paid by cash in full, together with any applicable income tax and other withholding amounts upon exercise of the option. In June 1993 the stockholders approved certain amendments to the 1992 Plan to:

     (1) permit all or any part of the incentive stock options granted on or after June 15, 1993 and all or any part of the non-statutory stock options granted at any time under the Plan (including those previously granted by the Board or a Committee thereof) to be exercised to the extent permitted by the Board or a Committee thereof, through the payment of cash and/or shares of Common Stock of the Company or through a cashless exercise program which may be established by the Board or a Committee thereof.

     (2) to authorize the Board or a Committee thereof in its sole discretion to establish a program, if any, in which option holders may deliver shares of the Company or have the Company withhold shares otherwise issuable upon exercise of an option in order to satisfy federal and state withholding tax liability with respect to the grant of an option, its exercise or any payment or transfer under such option.

     Notwithstanding anything contained herein to the contrary, incentive stock options granted prior to the adoption by stockholders of these amendments in June 1993 shall be administered by the Board or a Committee thereof pursuant to the 1992 Plan as it existed at the time of grant. In addition, the exercise price of all options and all withholding tax requirements, if any, must be paid in cash or check unless (a) the Company's agreement with its institutional lender permits the Company to reacquire its shares in the manner contemplated herein and (b) the Board of Directors or a Committee thereof, consents to such provisions by Board resolution subject to its right to withdraw its consent.

     The 1992 Plan will (a) upon the occurrence of an Acquisition Event (as defined in the 1992 Plan), at the election of an optionee, permit each optionee to exercise all or any portion of such optionee's exercisable Options by borrowing from MBM, and MBM shall be obligated to loan such optionee an amount equal to the aggregate exercise price of such Options intended to be exercised by such optionee. Such optionee shall use the proceeds of such loan to exercise such Options. Such optionee shall issue to MBM a promissory note made by such optionee in a principal amount equal to the amount of such loan. The optionee will pledge to MBM to secure the repayment of such loan all shares of Common Stock issued to the optionee upon exercise of Options pursuant to this paragraph. At the time of such loan, such loan shall have a rate of interest and such loan and pledge shall have such additional terms and conditions all as determined by the Board of a Committee thereof; (b) upon the occurrence of a Change of Control, as defined in the 1992 Plan, which Change of Control is not approved by a vote of at least eighty percent (80%) of the directors that constitute the Board immediately prior to the occurrence of such Change of Control, terminate all Options as of the time immediately prior to the occurrence of such Change of Control and the respective optionees shall surrender all of their unexercised Options for cancellation by MBM and, upon such surrender, the optionee shall receive (1) the cash, securities or other consideration he would have received had he been entitled to exercise, and had he exercised, such Option or Options immediately prior to such Change of Control and had he disposed of his shares issuable upon such exercise in connection with such Change of Control (subject to required deductions and withholdings), minus (2) an amount of cash or fair market value of securities or other such consideration equal to the exercise price of such Option or Options surrendered. (i) The foregoing shall not apply to all incentive stock options granted prior to the June 23, 1995, the date of stockholder approval of such provisions, (ii) any non-statutory stock option granted prior to June 23, 1995 where a written consent is required to be obtained from the optionee whose rights have been adversely affected and such consent is not obtained from the optionee, or (iii) any Option whatsoever where an event of default would be created under MBM's then-existing institutional loan(s) and such event of default is not waived prior to such occurrence or cured pursuant to the terms of said loan agreements.

TRANSFERABILITY

     All Stock Options are non-transferable except by will or the laws of descent and distribution.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

     Subject to compliance with the requirements for qualification of the Plan and of the Options issued or to be issued thereunder as "Incentive Stock Options" under applicable provisions of federal laws and regulations, the aggregate number and class of shares as to which Options may be granted under the Plan, the number and class of shares covered by each outstanding Option and the price per share thereof (but not the total price), and each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividends, or any other increase or decrease in the number of issued shares of Common Stock of the Company without receipt of consideration by the Company.

     In case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock of the class issuable upon exercise of the Options) or in case of any sale or conveyance to another corporation of the property of the Company as an entity or substantially as an entity where part or all of the consideration received by the Company includes securities of the acquiring corporation, the Company, or such successor or acquiring corporation, as the case may be, shall provide that the holder of each Option then outstanding shall have the right thereafter to receive an Option convertible into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Company into which such Option might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. This paragraph shall apply to all incentive stock options granted on or after May 1, 1994 and to all non-statutory stock options granted under the Plan. Any Incentive Stock Option granted prior to May 1, 1994 must be exercised before the effective date of the consolidation or merger where the Company is not the surviving corporation (but in no event later than its expiration date) and if not exercised, such options will generally terminate.

TAX CONSEQUENCES

     Incentive stock options granted under the 1992 Plan are designed to qualify for the special tax treatment for incentive stock options provided for in the Internal Revenue Code (the "Code"). Under the provisions of the Code, an optionee who at all times from the date of grant until three months before the date of exercise is an employee of the Company, and who holds the shares of Common Stock obtained upon exercise of his incentive stock option for two years after the date of grant and one year after exercise, will recognize no taxable income on either the grant or exercise of such option and will recognize capital gain or loss on the sale of the shares. If such shares are held by the optionee for the required holding period, the Company will not be entitled to any tax deduction with respect to the grant or exercise of the option. If such shares are sold by the optionee prior to the expiration of the holding periods described above, the optionee will recognize ordinary income upon such disposition. Upon the exercise of an incentive stock option, the optionee will incur an item of tax preference equal to the excess of the fair market value of the shares at the time of exercise over the exercise price, which may subject the optionee to the alternative minimum tax.

     The grant of a non-qualified option pursuant to the 1992 Plan will generally speaking result in neither taxable income to the optionee nor a tax deduction to the Company; however, when an optionee exercises such an option, he or she will realize, for Federal income tax purposes, ordinary income in the amount of the difference between the option price and the then market value of the share, and the Company will be entitled to a corresponding deduction. Any such ordinary income may be subject to Federal income tax withholding at the time of such exercise and will increase the optionee's tax basis for the purpose of computing gain or loss on the later sale or exchange of the shares. Officers and directors, if any, who are subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to different tax consequences upon exercise of their options, unless they file an election under Section 83(b) of the Internal Revenue Code within 30 days of such exercise.

     Because of frequent changes in the tax law, the Company recommends that optionees ascertain the status of the federal, state and local law (and proposed legislation) as it applies to their individual situation prior to the exercise of options and also prior to the time of any disposition of Common Stock acquired upon exercise of the options.

     State and foreign tax consequences vary from jurisdiction to jurisdiction, and each optionee should consult with his or her own tax adviser as to the effect of these taxes as well as the effect of the Federal income tax, in his or her particular case.

PROPOSED AMENDMENT TO THE 1992 PLAN

     The Board of Directors of the Company has unanimously approved an amendment to the 1992 Plan to increase the number of shares that may be made the subject of options under the 1992 Plan from 1,350,000 shares to 1,850,000 shares. The purpose of this amendment is to cover the anticipated needs of the Company under its compensation strategy to employees, officers and directors of the Company.

                                 PROPOSAL NO. 3

     AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

     MANAGEMENT RECOMMENDS THAT YOU VOTE IN FAVOR OF THIS PROPOSAL. A MAJORITY OF THE COMPANY'S ISSUED AND OUTSTANDING SHARES ENTITLED TO BE CAST AT THE MEETING IS REQUIRED TO ADOPT THE AMENDMENT.

     The Company's Board of Directors believes it advisable to amend the Company's Certificate of Incorporation to increase the authorized Common Stock from 7,000,000 shares of Common Stock, $.03 par value, to 20,000,000 shares of Common Stock, $.03 par value. The Company also has 1,000,000 shares of Preferred Stock authorized. The number of shares of Preferred Stock, none of which is outstanding, will not change as a result of this amendment. Accordingly, the Board adopted a resolution proposing that an amendment (the "Amendment") to Article 4 of the Certificate of Incorporation be presented to the shareholders at the annual meeting for approval to effect this change in capital.

     As of March 1, 1996, the Company has 4,172,755 shares outstanding and has outstanding options, warrants and debentures exercisable or convertible into approximately 2,800,000 shares of Common Stock.

     The proposed increase in the number of authorized shares of Common Stock would give the Company the necessary shares of Common Stock to use in connection with the raising of capital, use in employee benefit plans, acquisitions, mergers and other corporate purposes. Except for Proposal No. 2, the issuance of shares underlying options granted under employee benefit plans, the Company has no particular acquisition, merger or transaction in mind, nor is it presently negotiating with anyone with respect thereto, which would result in the issuance of Common Stock. No further action nor authorization by the Company's shareholders would be necessary prior to issuance of the Common Stock, except as may be required for a particular transaction by the Company's Certificate of Incorporation, by applicable law or regulatory agencies or by the rules of any stock exchange on which the Company's Common Stock may then be listed. Adoption of the Amendment will eliminate the delay and expense involved in calling a special meeting of shareholders to authorize the Common Stock.

     Shareholders of the Company do not have any preemptive rights with respect to any of the presently authorized but unissued shares of Common Stock of the Company.

     The authority of the Board to issue Common Stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of the Company, since the issuance of Common Stock would dilute the voting power of the Common Stock then outstanding. Such shares could also be sold in public or private transactions to purchasers who might assist the Board of Directors in opposing a takeover bid which the Board determines not to be in the best interests of the Company and its shareholders. Accordingly, the authority of the Board to issue Common Stock could be used in a manner calculated to prevent the removal of management, and make more difficult or discourage a change in control of the Company.

     The Company is not aware of any efforts to accumulate the Company's securities or to obtain control of the Company and has no present intention, agreement or negotiation requiring the issuance of any additional shares of Common Stock other than as described herein. The Company has no present intention of soliciting a shareholder vote on any proposal, or series of proposals, to deter takeovers.

     The affirmative vote of the owners of a majority of the issued and outstanding shares entitled to be cast at the meeting is required to adopt the Amendment. No dissenting shareholder will have a right of appraisal or right to receive payment for his stock by reason of such dissent.


                                 PROPOSAL NO. 4
                      PROPOSAL TO RATIFY, ADOPT AND APPROVE
                       THE 1996 DIRECTORS' RETIREMENT PLAN

                  MANAGEMENT RECOMMENDS THAT YOU VOTE IN FAVOR
                  OF THE RATIFICATION, ADOPTION AND APPROVAL OF
                      THE 1996 DIRECTORS' RETIREMENT PLAN.

                THIS PROPOSITION WILL BE DECIDED BY A MAJORITY OF
                THE VOTES CAST AT THE MEETING OF STOCKHOLDERS BY
                 THE HOLDERS OF SHARES ENTITLED TO VOTE THEREON.

     The purpose of the 1996 Directors' Retirement Plan of Micro Bio-Medics, Inc. (the "Plan") is to provide certain retirement benefits for directors of the Company. A director shall be eligible to participate in the Plan if such director shall have rendered continuous service to the Company as a member of the Board of Directors for a period of five years commencing on the effective date of such director's election to the Board of Directors and shall have rendered continuous service to the Company as a director for a period of seven years commencing on the effective date of the Plan. The Plan is not funded; neither the directors nor the Company shall be required to make contributions to the Plan.

     A director who is eligible to participate in the Plan shall receive a retirement benefit on the first to occur of such director's retirement, provided that such retirement date is on or subsequent to a director's sixty-fifth birthday, a director's disability or a director's death. The retirement benefit is an annual benefit equal to the aggregate director's fees paid to the director during the twelve-month period ending on the last day of the month preceding the payment of benefits under the Plan (such aggregate fees hereinafter referred to as "Compensation"). A director who is not an employee of the Company shall be paid such benefit annually over the lesser of such director's life expectancy or the number of completed years of service as a director. A director who is an employee of the Company shall be paid such benefit annually over the greater of such director's life expectancy or the number of completed years of service as a director. The Plan also provides that a director who otherwise qualifies for the retirement benefit pursuant to the Plan may receive an early retirement benefit which is the benefit that the director would have received had the director retired at age sixty-five actuarially reduced to reflect the actual date of the director's retirement. Under the Plan, all actuarial adjustments shall be based upon consistently applied actuarial assumptions determined by the independent actuary then engaged by the Company and approved by the Board of Directors. The Plan also provides that in the event of a "Change in Control," as defined in the Plan, and notwithstanding a director's then eligibility to receive the retirement benefit under the Plan, a director shall be eligible to receive the retirement benefit described above determined as if the director elected to retire on the effective date of any such Change of Control. Alternatively, upon such Change of Control, a director may elect to receive either an actuarial equivalent lump sum of the product of the director's Compensation and the director's life expectancy or a lump sum equal to the product of the director's Compensation and the number of completed years of service as a director, not to exceed ten years in a case of a director who is not an employee of the Company on the effective date of any such Change of Control.

     The foregoing description of the Plan is only a summary thereof and is qualified in all respects by reference to the Plan which is annexed hereto as Exhibit "A."


                         FINANCIAL AND OTHER INFORMATION

     Accompanying this Proxy Statement is the Company's 1995 Annual Report for its fiscal year ended November 30, 1995. The Company incorporates by reference the financial statements and financial information contained in the Company's 1995 Annual Report.

                                  MISCELLANEOUS

     The principal accountant who has been selected by the Company for the current fiscal year is Miller, Ellin & Co. who served as the Company's independent public accountant for the fiscal year ended November 30, 1995. It is expected that a representative of Miller, Ellin & Co. will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

PROPOSALS OF SECURITY HOLDERS

     Proposals of security holders intended to be presented at the next Annual Meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting no later than January 31, 1997.

                              MICRO BIO-MEDICS, INC.

                              Renee Steinberg, Secretary

                                   EXHIBIT "A"


                         1996 DIRECTORS' RETIREMENT PLAN

                       THE 1996 DIRECTOR'S RETIREMENT PLAN

                                       OF

                             MICRO BIO-MEDICS, INC.

                           EFFECTIVE ___________, 1996

                       THE 1996 DIRECTOR'S RETIREMENT PLAN

                                       OF

                             MICRO BIO-MEDICS, INC.

                                TABLE OF CONTENTS

PREAMBLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE I.
DEFINITIONS  1

     1.1     "ACTUARIAL EQUIVALENT". . . . . . . . . . . . . . . . . . . . . 1
     1.2.    "ADMINISTRATOR" . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.3.    "BOARD OF DIRECTORS". . . . . . . . . . . . . . . . . . . . . . 1
     1.4.    "CHANGE OF CONTROL" . . . . . . . . . . . . . . . . . . . . . . 1
     1.5.    "COMPENSATION". . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.6.    "CORPORATION" . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.7.    "DEFERRED RETIREMENT DATE". . . . . . . . . . . . . . . . . . . 3
     1.8.    "DIRECTOR". . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.9.    "DISABLED". . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.10.   "EARLY RETIREMENT DATE" . . . . . . . . . . . . . . . . . . . . 3
     1.11.   "EARLY RETIREMENT BENEFIT". . . . . . . . . . . . . . . . . . . 3
     1.12.   "ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.13.   "LIFE EXPECTANCY" . . . . . . . . . . . . . . . . . . . . . . . 4
     1.14.   "NORMAL RETIREMENT AGE" . . . . . . . . . . . . . . . . . . . . 4
     1.15.   "PARTICIPANT" . . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.16.   "PLAN". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.17.   "STANDARD BENEFIT". . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE II.
PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE III.
UNFUNDED PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

     3.1     UNFUNDED PLAN . . . . . . . . . . . . . . . . . . . . . . . . . 5
     3.2.    COSTS AND EXPENSES. . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE IV.
ELIGIBILITY; FORM AND DURATION OF PENSION BENEFITS . . . . . . . . . . . . . 5

     4.1     STANDARD BENEFIT. . . . . . . . . . . . . . . . . . . . . . . . 5
     4.2.    EARLY RETIREMENT BENEFIT. . . . . . . . . . . . . . . . . . . . 5
     4.3.    CHANGE OF CONTROL . . . . . . . . . . . . . . . . . . . . . . . 5
     4.4.    DURATION AND FORM OF PAYMENT. . . . . . . . . . . . . . . . . . 6
     4.5.    EXCLUSIVE BENEFIT . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE V.
ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

     5.1.    MULTIPLE ROLES. . . . . . . . . . . . . . . . . . . . . . . . . 7
     5.2.    ADMINISTRATOR . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE VI.
AMENDMENT, TERMINATION, OR MERGER. . . . . . . . . . . . . . . . . . . . . . 7

     6.1.    AMENDMENT; TERMINATION. . . . . . . . . . . . . . . . . . . . . 7
     6.2.    MERGER; CONSOLIDATION . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE VII.
GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

     7.1.    NO ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . 8
     7.2.    NO RIGHT TO DIRECTORSHIP. . . . . . . . . . . . . . . . . . . . 8
     7.3.    GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . 8
     7.4.    REFERENCES. . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     7.5.    CONTINUING OBLIGATION . . . . . . . . . . . . . . . . . . . . . 9
     7.6.    NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     7.7.    PRONOUNS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

                       THE 1996 DIRECTOR'S RETIREMENT PLAN

                                       OF

                             MICRO BIO-MEDICS, INC.

                                    PREAMBLE

          This is a retirement plan for the directors of Micro Bio-Medics, Inc. This Plan has been established primarily for the purpose of providing supplemental retirement benefits for such directors.


                                    ARTICLE

                                   DEFINITIONS

          1.1. "ACTUARIAL EQUIVALENT" shall mean the benefit amount determined by the application of consistently applied actuarial assumptions by the independent actuary then engaged by the Corporation to the subject benefit and approved by the Board of Directors.

          1.2.  "ADMINISTRATOR" means the Board of Directors.

          1.3. "BOARD OF DIRECTORS" means the Board of Directors of the Corporation as it shall have been constituted immediately prior to a Change of Control, if any.

          1.4. "CHANGE OF CONTROL" "Change of Control" means (i) a merger or consolidation of the Corporation with or into another corporation which is not an affiliate of the Corporation or a recapitalization or reorganization of the Corporation and, immediately upon the consummation of such merger, consolidation, reorganization or recapitalization, the persons who were the shareholders of the Corporation immediately prior to such merger, consolidation, reorganization or recapitalization do not immediately thereafter own more than fifty percent (50%) of the total voting power of the merged, consolidated, reorganized or recapitalized Corporation's voting securities entitled to vote generally in the election of directors; (ii) the sale of all or substantially all of the assets of the Corporation to another person or entity which is not an affiliate of the Corporation; (iii) the acquisition by any person, entity or "group" (excluding, for this purpose, the Corporation, any affiliate of the Corporation, or any employee benefit plan of the Corporation or of any affiliate of the Corporation which acquires beneficial ownership of voting securities of the Company) within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either fifty percent (50%) or more of the then outstanding shares of Common Stock or fifty percent (50%) or more of the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors, which, in the case of clause (i), (ii) and (iii) of this definition, such merger, consolidation, reorganization or recapitalization, sale or acquisition is not approved by a vote of at least eighty percent (80%) of the directors that constitute the Board immediately prior to the effectiveness of such merger, consolidation, reorganization or recapitalization, sale or acquisition, as the case may be; or (iv) during any period of two consecutive years, if persons who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least eighty percent (80%) of the directors then still in office who were directors at the beginning of such period. For purposes of this definition, (A) an "affiliate" is any person or entity which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Corporation and "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise and
(B) "Board" means the board of directors of the Corporation as constituted at the time a determination thereof is required to be made pursuant to this definition.

          1.5. "COMPENSATION" means the gross cash director's fees paid the Participant during the twelve (12) month period ending on the last day of the month preceding the event giving rise to the obligation to pay benefits hereunder.

          1.6. "CORPORATION" means Micro Bio-Medics, Inc., a New York corporation.

          1.7 "DEFERRED RETIREMENT DATE" shall mean the first day of any month subsequent to a Participant's Normal Retirement Age upon which a Participant retires.

          1.8. "DIRECTOR" means a duly elected member of the Board of Directors.

          1.9. "DISABLED" shall mean a Participant's ceasing to render services as a Director due to the Participant's physical or mental inability, resulting from bodily injury or disease.

          1.10. "EARLY RETIREMENT DATE" shall mean the first day of any month prior to a Participant's Normal Retirement Age upon which a Participant retires.

          1.11. "EARLY RETIREMENT BENEFIT" shall mean the Participant's Standard Benefit, reduced actuarially to reflect the actual date of the Participant's retirement. All actuarial adjustments shall reflect such consistently applied actuarial assumptions determined by the independent actuary then engaged by the Corporation and approved by the Board of Directors.

          1.12. "ERISA" means the Employee Retirement Income Security Act of 1974, as heretofore and hereinafter amended.

          1.13. "LIFE EXPECTANCY" shall mean the expected duration of a Participant's life, established as of the date that benefits become payable to the Participant hereunder. A Participant's Life Expectancy shall be based upon consistently applied actuarial assumptions determined by the independent actuary then engaged by the Corporation and approved by the Board of Directors.

          1.14. "NORMAL RETIREMENT AGE" shall mean a Participant's sixty-fifth (65th) birthday.

          1.15. "PARTICIPANT" means a Director who has satisfied the eligibility requirements of Article II.

          1.16. "PLAN" means this 1996 Director's Retirement Plan of Micro Bio-Medics, Inc.

          1.17. "STANDARD BENEFIT" means an annual benefit equal to the Participant's Compensation.

                                   ARTICLE II.

                                  PARTICIPATION

          A Director shall be eligible to participate under this Plan; provided that a Director shall have rendered continuous service to the Corporation as a member of the Board of Directors for a period of five (5) years commencing on the effective date of such Director's election to the Board of Directors and, subject to Article IV, shall have rendered continuous service to the Corporation as a member of the Board of Directors for a period of seven (7) years commencing on the date of the effectiveness of this Plan.

                                  ARTICLE III.

                                  UNFUNDED PLAN

          3.1. UNFUNDED PLAN. This is an unfunded plan. Neither Corporation nor any Director shall be required to make contributions to this Plan.

          3.2. COSTS AND EXPENSES. All of the Costs and expenses of administering this Plan shall be paid by the Corporation.

                                   ARTICLE IV.

               ELIGIBILITY; FORM AND DURATION OF PENSION BENEFITS

          4.1. STANDARD BENEFIT. Subject to Section 4.2 and 4.3, a Participant shall be eligible to receive such Participant's Standard Benefit upon the first to occur of (i) the attainment of the Participant's Normal Retirement Age and the retirement of the Participant, (ii) the Participant's Deferred Retirement Date, (iii) the Participant becoming Disabled or (iv) the Participant's death.

          4.2. EARLY RETIREMENT BENEFIT. A Participant shall be eligible to receive an Early Retirement Benefit upon attaining Early Retirement Age upon the approval of the Board of Directors with the recipient Participant abstaining from the vote regarding such approval.

          4.3. CHANGE OF CONTROL. Notwithstanding anything herein to the contrary, in the event of a Change of Control, each Participant (notwithstanding that such Participant shall not have satisfied the eligibility requirements of Article II) shall immediately be eligible to receive a benefit equal to his Standard Benefit, determined as if he elected to retire on the effective date of any such Change of Control.
Alternatively, a Participant may elect to receive, either: (i) the Actuarial Equivalent lump sum of the product of (A) his Compensation; and (B) his Life Expectancy; or (ii) a lump sum equal to the product of (A) his Compensation; and (B) the number of completed years of service as a Director (not to exceed ten (10) years, in the case of a Director who was not an employee of the Company on the effective date of any such Change in Control). Benefits payable pursuant to this Section 4.3 shall be paid, in the case of lump sums, or commence, in the case of annual benefits, no later than thirty (30) days following the effective date of the Change of Control, unless deferred by the Director and approved by the Board of Directors.

          4.4. DURATION AND FORM OF PAYMENT. Except as otherwise expressly provided herein, a Participant's benefit will be paid annually on each January 15 of each year for which benefits are payable hereunder, over the lesser of (i) the Participant's Life Expectancy; or (ii) the number of completed years of service as a Director; provided, however, that the benefit payable to a Director who is also an employee of the Corporation on the date of his retirement shall be paid over the greater of (i) and (ii) above. If benefits shall commence by reason of the Participant's death, or the Participant shall die prior to the end of the period over which benefits are otherwise to be paid, then, if he shall be married, his benefits shall continue to his surviving spouse for the balance of the period over which benefits otherwise were to be paid; or, in the absence of a surviving spouse, the benefits shall continue to his estate over such period.

          4.5. EXCLUSIVE BENEFIT. The benefits accruing to a Participant under this Plan are exclusive and cumulative with respect to any other retirement benefit or other benefit or compensation that any Participant shall be or become entitled to under any plan, agreement or other arrangement between the Participant and the Corporation or otherwise as established by the Corporation.

                                    ARTICLE V.

                                 ADMINISTRATION

          5.1. MULTIPLE ROLES. This Article sets forth and allocates various fiduciary and administrative responsibilities. Any person (individual or entity) may act in more than one, or all, of the administrative capacities set forth in this Article.

          5.2. ADMINISTRATOR. The Administrator shall have responsibility and authority to control the operation and administration of this Plan in accordance with the terms of this Plan. The Administrator's responsibility and authority shall include, but not be limited to, the following: (i) all functions assigned to the Administrator under the terms of this Plan; (ii) the interpretation of the terms and conditions of this Plan; (iii) the determination of benefit eligibility and amount and certification thereof;
(iv) the hiring of persons to provide necessary services in respect of this Plan; (v) the preparation and filing of all reports required to be filed by this Plan with any governmental agency and otherwise to comply with all disclosure requirements imposed by law; (vi) the maintenance of all records of this Plan; (vii) the performance of all remaining functions to the extent such functions have not been delegated under an appointment agreement or reserved to the Corporation; (viii) the approval of this Plan, including amendments to, or termination of, this Plan; (ix) the appointment and retention of the named fiduciaries under this Plan; and (x) the periodic review of the overall performance and condition of this Plan.

                                    ARTICLE VI.

                        AMENDMENT, TERMINATION, OR MERGER

          6.1. AMENDMENT; TERMINATION. Except as otherwise provided in this Plan, the Administrator shall have the right at any time to amend, in whole or in part, any or all of the provisions of the Plan, or to terminate the Plan; provided, however, that no amendment shall divest a benefit unless such divestiture is required by any other law.

          6.2. MERGER; CONSOLIDATION. If this Plan is amended to provide for the merger or consolidation of this Plan into, or a transfer of all or a part of its assets or liabilities to another plan, each Participant shall be entitled to a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger, consolidation or transfer if this Plan had then been terminated.

                                   ARTICLE VII.

                                     GENERAL

          7.1. NO ASSIGNMENT. Except to the extent required by law, no assignment of the rights and interests of a Participant, surviving spouse or estate under this Plan will be permitted or shall such rights be subject to attachment or other legal processes for debts or other obligations.

          7.2. NO RIGHT TO DIRECTORSHIP. Neither the adoption of the Plan by the Corporation nor any action of the Corporation, or the Board of Directors, nor participation in the Plan or failure to participate in the Plan by any person, shall be held or construed to confer upon any person any legal right to be continued as a Director of the Corporation. All Directors and employees, regardless of whether they participate in the Plan, shall be subject to discharge to the same extent as they would have been if the Plan had never been adopted.

          7.3. GOVERNING LAW. Except to the extent preempted by ERISA, this Plan shall be construed, enforced and administered according to the laws of the State of New York.

          7.4. REFERENCES. All references to Articles and Sections hereof, except as otherwise expressly set forth herein, are to the Articles and Sections hereof.

          7.5. CONTINUING OBLIGATION. The obligations of the Corporation hereunder shall accrue to, and become the obligations of, all of its assigns and successors.

          7.6. NOTICES. All communications under the Plan shall be in writing and shall be deemed received on the day that such notice or other communication is delivered personally, three (3) business days after being sent by certified mail or one (1) business day after being sent by a nationally recognized overnight courier to the parties hereto at their respective addresses. All notices to the Corporation shall be sent as aforesaid to the Corporation at Micro Bio-Medics, Inc., 846 Pelham Parkway, Pelham, New York 10803, Attention: President. All notices to Participants shall be sent as aforesaid to their last respective address maintained by the Corporation.

          7.7. PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons and the context of this Plan may require.

                  MICRO BIO-MEDICS, INC. - 1996 ANNUAL MEETING
                    TO BE HELD ON JUNE 14, 1996 AT 9:30 A.M.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned shareholder of Micro Bio-Medics, Inc., a New York corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated May 1, 1996 and hereby constitutes and appoints Bruce Haber the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Ramada Hotel, at One Ramada Plaza, New Rochelle, N.Y. 10801, on June 14, 1996 at 9:30 A.M. local time and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

1. The election of the four directors nominated by the Board of Directors.

   FOR all nominees listed below (except          WITHHOLD AUTHORITY to vote
   as indicated below), please check here  / /    for all nominees listed below,
                                                  please check here / /

   Bruce J. Haber    Marvin S. Caligor    Renee Steinberg     K. Deane Reade Jr.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE OR NOMINEES WRITE SUCH NOMINEE'S OR NOMINEES' NAME(S) IN THE SPACE PROVIDED BELOW.) ___________________


2. To ratify, adopt and approve an amendment to the Company's 1992 Incentive and Non-Statutory Stock Option Plan.

Please check one box:  FOR     / /        AGAINST / /    ABSTAIN / /

3. To ratify, adopt and approve an increase in the authorized number of shares of Common Stock, $.03 par value, to 20,000,000.

Please check one box:  FOR     / /        AGAINST / /    ABSTAIN / /

4. To ratify, adopt and approve the 1996 Directors' Retirement Plan.

Please check one box:  FOR     / /        AGAINST / /    ABSTAIN / /

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors favors a "FOR" designation for proposals 1, 2, 3 and 4.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE FOUR NAMED INDIVIDUALS AS DIRECTORS AND IN FAVOR OF PROPOSALS 2, 3 AND 4.

Dated __________________________________1996
_________________________________________(L.S.)
_________________________________________(L.S.)

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.

   PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.